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                                  A3.Exhibits
                              Organizational Chart


                      21.1 Subsidiaries of the Registrant
                            As of December 31, 1998



                              CENTER BANCORP INC.
                               2455 Morris Avenue
                                Union, NJ 07083




                           UNION CENTER NATIONAL BANK
                               2455 MORRIS AVENUE
                                UNION, NJ 07083
                      (100% Owned by Center Bancorp Inc.)